UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2016

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

565 Fifth Avenue, New York, New York		10017
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2016, Loral Space & Communications Inc. (the "Company"), along with Telesat Holdings Inc. ("Telesat Holdco"), Telesat Canada ("Telesat"), the Public Sector Pension Investment Board ("PSP") and 4440480 Canada Inc., an indirect wholly-owned subsidiary of the Company (the "Special Purchaser"), entered into a grant agreement (the "Grant Agreement") with Michael C. Schwartz (the "Participant"). The Participant is an executive of Telesat, which is owned by the Company together with its Canadian partner, PSP, through their ownership of Telesat Holdco. The Grant Agreement documents a grant previously approved and made in November 2015.

The Grant Agreement, the terms of which are similar to grant agreements previously entered into with certain Telesat executives in 2011 and 2013, confirms a grant of Telesat Holdco stock options (including tandem SAR rights) to the Participant and provides for certain rights, obligations and restrictions related to such stock options, which include, among other things: (w) the possible obligation of the Special Purchaser to purchase the shares in the place of Telesat Holdco should Telesat Holdco be prohibited by applicable law or under the terms of any credit agreement applicable to Telesat Holdco from purchasing such shares, or otherwise default on such purchase obligation, pursuant to the terms of the Grant Agreement; (x) the obligation of the Special Purchaser to purchase shares upon exercise by Telesat Holdco of its call right under Telesat Holdco's Management Stock Incentive Plan in the event of a Participant's termination of employment; (y) the right of the Participant to require the Special Purchaser or Loral to purchase a portion of the shares in Telesat Holdco owned by him in the event of exercise after termination of employment to cover taxes that are greater than the minimum withholding amount; and (z) the right of the Participant to require Telesat Holdco to cause the Special Purchaser or Loral to purchase a portion of the shares in Telesat Holdco owned by him, or that are issuable to him under Telesat Holdco's Management Stock Incentive Plan at the relevant time, in the event that more than 90% of Loral's common stock is acquired by an unaffiliated third party that does not also purchase all of PSP's and its affiliates' interest in Telesat Holdco.

The Grant Agreement further provides that, in the event the Special Purchaser is required to purchase shares, such shares, together with the obligation to pay for such shares, shall be transferred to a subsidiary of the Special Purchaser, which subsidiary shall be wound up into Telesat Holdco, with Telesat Holdco agreeing to the acquisition of such subsidiary by Telesat Holdco from the Special Purchaser for nominal consideration and with the purchase price for the shares being paid by Telesat Holdco within ten (10) business days after completion of the winding-up of such subsidiary into Telesat Holdco.

The foregoing description of the Grant Agreement is not intended to be complete and is qualified in its entirety by reference to the Grant Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

10.1 Grant Agreement, dated as of January 28, 2016, by and among Telesat Holdings Inc., Telesat Canada, Loral Space & Communications Inc., the Public Sector Pension Investment Board, 4440480 Canada Inc. and Michael C. Schwartz(Management contract or compensatory plan, contract or arrangement with directors or named executive officers)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

January 29, 2016	By:	Avi Katz

Name: Avi Katz
Title: President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Grant Agreement, dated as of January 28, 2016, by and among Telesat Holdings Inc., Telesat Canada, Loral Space & Communications Inc., the Public Sector Pension Investment Board, 4440480 Canada Inc. and Michael C. Schwartz (Management contract or compensatory plan, contract or arrangement with directors or named executive officers)